As filed with the Securities
and Exchange Commission on June 26, 2002.              Registration No. 333-____
================================================================================
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                          -------------------------------

                                    FORM S-8
                          Registration Statement Under
                           the Securities Act of 1933

                          -------------------------------

                             HEWITT ASSOCIATES, INC.
             (Exact Name of Registrant as Specified in its Charter)

            Delaware                                          47-0851756
 (State or Other Jurisdiction of                           (I.R.S. Employer
 Incorporation or Organization)                           Identification No.)

                                100 Half Day Road
                          Lincolnshire, Illinois 60069
                    (Address of Principal Executive Offices)

                  GLOBAL STOCK AND INCENTIVE COMPENSATION PLAN
                            (Full Title of the Plan)

                                  John M. Ryan
                             Hewitt Associates, Inc.
                                100 Half Day Road
                          Lincolnshire, Illinois 60069
                     (Name and Address of Agent For Service)

                                 (847) 295-5000
          (Telephone number, including area code, of agent for service)


=========================================================================================================

                         CALCULATION OF REGISTRATION FEE

                                                            Proposed         Proposed
          Title of                                           Maximum          Maximum
         Securities                     Amount              Offering         Aggregate        Amount of
            to be                        to be                Price          Offering       Registration
         Registered                   Registered/1/        Per Share/2/       Price/2/           Fee
---------------------------------------------------------------------------------------------------------
Class A Common Stock, par value      25,000,000 Shares        $2.39        $59,750,000         $5,497
$0.01 per share

=========================================================================================================

/1/ Pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also relates to an undetermined number of additional shares which may be issued if the anti-dilution and adjustment provisions of the plan become operative.

/2/ Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933. Equal to the book value per share as of the latest practicable date prior to the date of filing this Registration Statement.

                                     PART I
                INFORMATION REQURIED IN SECTION 10(a) PROSPECTUS

Item 1. Plan Information.
        ----------------

     Not required to be filed in this Registration Statement.

Item 2. Registrant Information and Employee Plan Annual Information.
        -----------------------------------------------------------

     Not required to be filed in this Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.
        ---------------------------------------


     The following documents are incorporated by reference into this registration statement:

          (a) The latest prospectus of Hewitt Associates, Inc. (the "Company") to be filed by the Company with the Securities and Exchange Commission (the "Commission") on or about June 27, 2002, pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act").

          (b) The description of the Company's class A common stock is contained in the Company's Registration Statement on Form 8-A, as amended, filed with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934 Act (the "1934 Act").

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"); provided, however, that the documents enumerated above or subsequently filed by the registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the 1934 Act in each year during which the offering made by this registration statement is in effect prior to the filing with the Commission of the registrant's Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this registration statement or be a part hereof from and after the filing of such Annual Report on Form 10-K.

     Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.
        -------------------------

        Not applicable.

Item 5. Interest of Named Experts and Counsel.
        ------------------------------------

        Not applicable.

Item 6. Indemnification of Directors and Officers.
        -----------------------------------------

     Certain provisions of the General Corporation Law of the State of Delaware provide that the Company may indemnify the directors and officers of the Company and affiliated companies against liabilities and expenses incurred by reason of the fact that such persons were serving in such capacities, subject to certain limitations and conditions set forth in the statute. The Amended and Restated Certificate of Incorporation and By-laws of the Company provides that the Company shall indemnify its directors and officers to the fullest extent permitted by Delaware law.

     In addition, all of the Company's directors and officers are covered by insurance policies maintained by the Company against certain liabilities for actions taken in their capacities as such, including liabilities under the Securities Act.

Item 7. Exemption from Registration Claimed.
        -----------------------------------

        Not applicable.

Item 8. Exhibits.
        --------

        Reference is made to the Exhibit Index.

Item 9. Undertakings.
        ------------

        The registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act , each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) That, for the purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and where applicable each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lincolnshire, State of Illinois, on June 26 , 2002.

                                           Hewitt Associates, Inc.


                                           By:      /s/ Dale L. Gifford
                                              ----------------------------------
                                                    Dale L. Gifford
                                                    Chief Executive Officer
                                                    and Chairman of the Board

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dale L. Gifford, Dan A. DeCanniere and John M. Ryan and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and generally to do all such things in our name and behalf in the capacities indicated below to enable Hewitt Associates, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on the 26th day of June, 2002.


       Name and Signatures                           Title
       -------------------                           -----

     /s/ Dale L. Gifford                   Chief Executive Officer and
---------------------------------          Chairman of the Board
         Dale L. Gifford


     /s/ Dan A. DeCanniere                 Chief Financial Officer (Principal
---------------------------------          Financial and Accounting Officer)
         Dan A. DeCanniere


     /s/ Daniel J. Holland                 Director
---------------------------------
         Daniel J. Holland


     /s/ Bryan Doyle                       Director
---------------------------------
         Bryan Doyle

       Name and Signatures                           Title
       -------------------                           -----


     /s/ Julie S. Gordon                             Director
---------------------------------
         Julie S. Gordon


     /s/ Alberto Santos, Jr.                         Director
---------------------------------
         Alberto Santos, Jr.


     /s/ Judith A. Whinfrey                          Director
---------------------------------
         Judith A. Whinfrey

                                  EXHIBIT INDEX

Exhibit Number                            Description
--------------                            -----------

      5                  Opinion (including consent) of McDermott, Will & Emery.

     23.1                Consent of Ernst & Young LLP.

     23.2                Consent of Smith & Williamson.